UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 6, 2020

E-QURE CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

Delaware	47-1691054
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 West 64th Street, Suite 39G, New York, NY	10023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: + (972) 54-422-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	EQUR	OTCQB

Item 8.01 Other Events.

E-Qure Corp., a Delaware corporation, OTCQB: EQUR (the “Company”), a medical device Company, reported today the following material updates regarding Bioelectrical Signal Therapy device (“BST Device) developed for the treatment of wounds via electrical stimulation, which is believed to result in accelerated wound healing by imitating the natural electrical current that occurs in injured skin on the human body. Our BST Device stimulates renewed blood flow and oxygen in order to induce local cell regeneration and therefore promote wound healing.

1. The Company has been granted with the Helsinki committee approval of Clalit Health Services Organization, Israel’s largest HMO, and the Israeli Ministry of Health (MOH) to launch a Randomized Control Study (RCT) on 60-100 patients in order to assess the efficacy of the BST Device on diabetic foot patients. The study will be performed in 3-5 sites including leading clinics and hospitals in Israel. The Company intends to enroll the first patients to the study during the next 2-3 weeks and expects the trial to be conducted for 12-18 months until completion.

2. The Company has concluded a 35-wound, one arm clinical pilot, treating recalcitrant wounds in a leading wound clinic in Tel Aviv Israel, with 78% of the treated wounds completely healed within 20 weeks (Avg. wound duration at the base was 8 months) and an additional 16% of the treated wounds reaching wound area reduction of greater than 75%. Only 6% of the patients had no substantial positive clinical effect.

3. The Company recently filed a provisional patent with United States Patent and Trademark Office for the purpose of protecting the main features of our proprietary unique electrical healing signal BST Device.

4. The Company’s distributor in Colombia, TekMedica SAS, has successfully concluded a clinical pilot study at the Hospital de la Samaritana in Bogota, Colombia. Starting in January 2020, Colsanitas, a leading Colombian HMO/Health insurance provider and operator of comprehensive healthcare services in Colombia and a member of the Sanitas group worldwide, will commence a clinical pilot study which is expected to be concluded by the end of the first half of 2020. If positive results are achieved, similar to those achieved in the Tel Aviv clinical trials, the Company believes that it will contribute to the penetration of the BST device treatment with Colsanitas health services in Colombia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-QURE CORP.

/s/: Ohad Goren
Name:	Ohad Goren
Title:	Chief Executive Officer
Dated:	January 21, 2020